Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

among

KEYUAN PETROCHEMICALS, INC.

and

THE PURCHASERS LISTED ON EXHIBIT A

Dated as of September 28, 2010

i

EXHIBIT LIST

Exhibit A	List of Purchasers

Exhibit B	Definition of Accredited Investor

Exhibit B-1	Accredited Investor Representations

Exhibit B-2	Non-US Persons Representations

Exhibit C	Form of Series B Preferred Stock Certificate of Designation

Exhibit D-1	Form of Series C Warrant

Exhibit D-2	Form of Series D Warrant

Exhibit E	Form of Registration Rights Agreement

Exhibit F	Form of Lock-up Agreement

Exhibit G	Form of Escrow Deposit Agreement

Exhibit H	Form of Securities Escrow Agreement

Exhibit I	Irrevocable Transfer Agent Instructions

Exhibit J	Form of Opinion of Anslow & Jaclin, LLP, Securities Counsel

Exhibit K	Form of Voting Agreement

Exhibit L	Form of Han Kun Law Offices, PRC Legal Opinion

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is dated as of September 28, 2010 by and among Keyuan Petrochemicals, Inc., a Nevada corporation (the “Company”), and each of the Purchasers whose names are set forth on Exhibit A hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), or Regulation S (“Regulation S”) as promulgated under the Securities Act; and

WHEREAS, the Company is offering units (the “Units”), each consisting of (i) ten (10) shares of the Company’s Series B Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), initially convertible into ten (10) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (subject to adjustment), and (ii) a Series C Warrant (the “Series C Warrant”) and a Series D Warrant (the “Series D Warrant” and, together with the Series C Warrant, the “Warrants”), with each of the Warrants exercisable to purchase the number of shares of Common Stock equal to fifteen percent (15%) of the aggregate number of shares of Common Stock offered in the Units and underlying the Preferred Shares purchased by each Purchaser (the “Financing Transaction”).

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE OF THE UNITS

Section 1.1                      Purchase and Sale of Units.  Upon the following terms and conditions, the Company is offering to each Purchaser the number of Units set forth opposite such Purchaser’s name as Exhibit A hereto consisting of (i) ten (10) Preferred Shares, initially convertible into ten (10) shares of Common Stock (subject to adjustment), and (ii) a Series C Warrant and a Series D Warrant. The designation, rights, preferences and other terms and provisions of the Preferred Shares are set forth in the Series B Certificate of Designation, substantially in the form attached hereto as Exhibit C (the “Series B Certificate of Designation”).

Section 1.2                      Warrants.  Each of the Purchasers shall be issued, as part of the Units, a Series C Warrant and a Series D Warrant, each Warrant to purchase the number of shares of Common Stock equal to fifteen percent (15%) of the aggregate number of shares of Common Stock offered in the Units and underlying the Preferred Shares purchased by each Purchaser, as set forth opposite such Purchaser’s name on Exhibit A hereto. The Series C Warrant, in substantially the form attached hereto as Exhibit D-1, shall expire three (3) years following the Closing Date, and have an initial exercise price of $4.50.  The Series D Warrant, in substantially the form attached hereto as Exhibit D-2, shall expire three (3) years following the Closing Date, and have an initial exercise price of $5.25.

Section 1.3                      Conversion and Warrant Shares.  The Company has authorized and has reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of shares of Common Stock equal to one hundred ten percent (110%) of the number of shares of Common Stock as shall from time to time be sufficient to effect conversion of all of the Preferred Shares and exercise of the Warrants then outstanding. Any shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants (and such shares when issued) are herein referred to as the “Conversion Shares” and the “Warrant Shares”, respectively.  The Preferred Shares, the Conversion Shares and the Warrant Shares are sometimes collectively referred to as the “Shares.”

Section 1.4                      Purchase Price and Closing.  Subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers, severally but not jointly, agree to purchase the Units for $37.50 per Unit (the “United Price”) for an aggregate purchase price of up to $30,000,000 (the “Purchase Price”), provided, however, that in the event the capitalization of the Company, on a fully diluted basis, as of the Closing Date is inconsistent with the representations and warranties set forth in Section 2.1(c) hereof, the Unit Price shall be appropriately adjusted to reflect the correct capitalization of the Company on a fully diluted basis; provided, further, that the Financing Transaction can be closed with a minimum aggregate purchase price of $20,000,000. Subject to all conditions to closing being satisfied or waived, the closing of the purchase and sale of the Units shall take place at the offices of Anslow & Jaclin, LLP (the “Closing”) no later than September 30, 2010, which date may be mutually extended by a majority of the Purchasers and the Company (the “Closing Date”).  Subject to the terms and conditions of this Agreement, at the Closing the Company shall deliver or cause to be delivered to each Purchaser (x) certificates for the number of Preferred Shares set forth opposite the name of such Purchaser on Exhibit A hereto, (y) the Warrants to purchase such number of shares of Common Stock as is set forth opposite the name of such Purchaser on Exhibit A attached hereto, and (z) any other documents required to be delivered pursuant to Article 4 hereof.  At the time of the Closing, each Purchaser shall have delivered its Purchase Price by wire transfer to the escrow account pursuant to the Escrow Deposit Agreement (as hereafter defined).  Subject to Section 7.16(b), the Company may also, in its sole discretion, terminate the offering and the Company and TriPoint Global Equities, Inc. (the “Placement Agent”) would then notify the Escrow Agent (as defined in the Escrow Deposit Agreement) to return the funds deposited in escrow, in accordance with the Escrow Deposit Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.1              Representations and Warranties of the Company, non-PRC Subsidiaries and the PRC Subsidiary.  The Company hereby represents and warrants to the Purchasers on behalf of itself, its non-PRC Subsidiaries, as set forth on Schedule 2.1(e), and Keyuan Plastics Co., Ltd. (the “PRC Subsidiary”), a subsidiary incorporated under the laws of the People’s Republic of China (“PRC”), as of the date hereof (except as set forth on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

(a)           Organization, Good Standing and Power. Each of the Company, its non-PRC Subsidiaries and the PRC Subsidiary is a corporation or other entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (as applicable) and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  Except as set forth on Schedule 2.1(a), each of the Company, its non-PRC Subsidiaries and the PRC Subsidiary is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect (as defined in Section 2.1(g) hereof) on the Company’s consolidated financial condition.

(b)           Corporate Power; Authority and Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement in the form attached hereto as Exhibit E (the “Registration Rights Agreement”), the Lock-Up Agreement (as defined in Section 3.16 hereof) in the form attached hereto as Exhibit F, the Escrow Deposit Agreement by and among the Company, the Placement Agent and the escrow agent named therein, substantially in the form of Exhibit G attached hereto (the “Escrow Deposit Agreement”), the Securities Escrow Agreement by and among the Company, the Purchasers, the Principal Stockholder (as defined therein) and the escrow agent named therein, dated as of the date hereof, substantially in the form of Exhibit H attached hereto (the “Securities Escrow Agreement,” and together with the Escrow Deposit Agreement, the “Escrow Agreements”), the Irrevocable Transfer Agent Instructions (as defined in Section 3.10), the Voting Agreement by and among the Company, the Purchasers and the Principal Stockholder (as defined therein), dated as of September [ ], 2010, substantially in the form attached hereto as Exhibit K (the “Voting Agreement”), the Series B Certificate of Designation, and the Warrants (collectively, the “Transaction Documents”), and to issue and sell the Units in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required.  Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)           Capitalization. The authorized capital stock of the Company and the shares thereof currently issued and outstanding as of the date hereof is set forth on Schedule 2.1(c) hereto.  All of the issued and outstanding shares of the Common Stock have been duly and validly authorized. Except as contemplated by the Transaction Documents or as set forth on Schedule 2.1(c) hereto:

(i)           no shares of Common Stock are entitled to preemptive, conversion or other rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company;

(ii)           there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of  capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company;

(iii)           the Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities; and

(iv)           the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company.

The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable Federal and state securities laws.  The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Articles of Incorporation, as amended and in effect on the date hereof (the “Articles”), and the Company’s Bylaws, as amended and in effect on the date hereof (the “Bylaws”).  Except as restricted under applicable federal, state, local or foreign laws and regulations, the Articles, the Series B Certificate of Designation or the Transaction Documents, or as set forth on Schedule 2.1 (c), no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company shall limit the payment of dividends on the Company’s Preferred Shares, or its Common Stock.

(d)           Issuance of Shares.  The Units, the Preferred Shares, and the Warrants to be issued at the Closing have been duly authorized by all necessary corporate action and the Preferred Shares, when paid for or issued in accordance with the terms hereof, will be validly issued and outstanding, fully paid and nonassessable and entitled to the rights and preferences set forth in the Series B Certificate of Designation and, immediately after the Closing, the Purchasers will be the record and beneficial owners of all of such securities and have good and valid title to all of such securities, free and clear of all encumbrances. When the Conversion Shares and the Warrant Shares are issued in accordance with the terms of the Series B Certificate of Designation and the Warrants, respectively, such Shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, and the holders will be entitled to all rights accorded to a holder of Common Stock and will be the record and beneficial owners of all of such securities and have good and valid title to all of such securities, free and clear of all encumbrances.

(e)           Subsidiaries. Schedule 2.1(e) hereto sets forth each non-PRC Subsidiary and the PRC Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of ownership of each non-PRC Subsidiary and the PRC Subsidiary. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any non-PRC Subsidiary and the PRC Subsidiary for the purchase or acquisition of any shares of capital stock of any non-PRC Subsidiary or the PRC Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company, any non-PRC Subsidiary, nor the PRC Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any non-PRC Subsidiary or the PRC Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Except as filed as exhibits to the Commission Documents (as defined below), neither the Company, any non-PRC Subsidiary, nor the PRC Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any non-PRC Subsidiary and the PRC Subsidiary. All of the outstanding shares of capital stock of each non-PRC Subsidiary and the PRC Subsidiary has been duly authorized and validly issued, and are fully paid and nonassessable.  For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other non-PRC Subsidiaries or the PRC Subsidiary.

(f)           Commission Documents, Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “Commission Documents”).  The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than (i) with respect to the transactions contemplated by this Agreement, or (ii) pursuant to a non-disclosure or confidentiality agreement signed by the Purchasers.  At the time of the respective filings, the Form 10-K and the Form 10-Q complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents.  As of their respective filing dates, none of the Form 10-K or Form 10-Q contained any untrue statement of a material fact; and none omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g)           No Material Adverse Effect. Since June 30, 2010, neither the Company, the non-PRC Subsidiaries, nor the PRC Subsidiary has experienced or suffered any Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any of  (i) a material and adverse effect on the legality, validity or enforceability of this Agreement or the other Transaction Documents, (ii) a material adverse effect on the business, operations, properties, or financial condition of the Company, its non-PRC Subsidiaries, the PRC Subsidiary, individually, or in the aggregate and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement or the other Transaction Documents in any material respect or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under this Agreement or the other Transaction Document.

(h)           No Undisclosed Liabilities.  Other than as disclosed on Schedule 2.1(h) or set forth in the Commission Documents, to the knowledge of the Company, neither the Company, the non-PRC Subsidiaries, nor the PRC Subsidiary has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s, the non-PRC Subsidiaries’ and the PRC Subsidiary’s respective businesses since June 30, 2010 and those which, individually or in the aggregate, do not have a Material Adverse Effect on the Company, the non-PRC Subsidiaries or the PRC Subsidiary.

(i)           No Undisclosed Events or Circumstances. To the Company’s knowledge, no event or circumstance has occurred or exists with respect to the Company, the non-PRC Subsidiaries or the PRC Subsidiary or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(j)           Indebtedness. The Financial Statements set forth all outstanding secured and unsecured Indebtedness of the Company on a consolidated basis, or for which the Company, the non-PRC Subsidiaries or the PRC Subsidiary have commitments as of the date of Financial Statements or any subsequent period that would require disclosure. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.  Neither the Company, the non-PRC Subsidiaries nor the PRC Subsidiary is in default with respect to any Indebtedness which, individually or in the aggregate, would have a Material Adverse Effect.

(k)           Title to Assets. Except as disclosed on Schedule 2.1(k), each of the Company, the non-PRC Subsidiaries and the PRC Subsidiary has good and marketable title to (i) all properties and assets purportedly owned or used by them as reflected in the Financial Statements, (ii) all properties and assets necessary for the conduct of their business as currently conducted, and (iii) all of the real and personal property reflected in the Financial Statements free and clear of any Lien. All leases are valid and subsisting and in full force and effect.

(l)           Actions Pending. Except as disclosed on Schedule 2.1(l), there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or any other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any non-PRC Subsidiary or the PRC Subsidiary (i) which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto or (ii) involving any of their respective properties or assets.  To the knowledge of the Company, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company, the non-PRC Subsidiaries or the PRC Subsidiary or any of their respective executive officers or directors in their capacities as such.

(m)           Compliance with Law.  The Company, the non-PRC Subsidiaries and the PRC Subsidiary have all material franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(n)           No Violation.  The business of the Company, the non-PRC Subsidiaries and the PRC Subsidiary is not being conducted in violation of any federal, state, local or foreign governmental laws, or rules, regulations and ordinances of any governmental entity, except for possible violations which singularly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. The Company is not required under federal, state, local or foreign law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Units, the Preferred Shares, the Warrants, the Conversion Shares and the Warrant Shares in accordance with the terms hereof or thereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the Commission or state securities administrators subsequent to the Closing).

(o)           No Conflicts. The execution, delivery and performance of this Agreement and the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated herein and therein do not and will not (i) violate any provision of the Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company, any Subsidiary, or the PRC Subsidiary is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, pledge, charge or encumbrance (collectively, “Lien”) of any nature on any property of the Company, any non-PRC Subsidiary, or the PRC Subsidiary under any agreement or any commitment to which the Company, any non-PRC Subsidiary, or the PRC Subsidiary is a party or by which the Company, any non-PRC Subsidiary, or the PRC Subsidiary is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any Subsidiary or the PRC Subsidiary or by which any property or asset of the Company, any non-PRC Subsidiary or the PRC Subsidiary are bound or affected, provided, however, that, excluded from the foregoing in all cases are such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(p)           Taxes. Each of the Company, the non-PRC Subsidiaries and the PRC Subsidiary, to the extent its applicable, has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the consolidated financial statements of the Company for all current taxes and other charges to which the Company, the non-PRC Subsidiaries or the PRC Subsidiary, if any, is subject and which are not currently due and payable. None of the federal income tax returns of the Company have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal, state or foreign) of any nature whatsoever, whether pending or threatened against the Company, any non-PRC Subsidiary or the PRC Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

(q)           Certain Fees. Except as set forth on Schedule 2.1(q) hereto, no brokers fees, finders fees or financial advisory fees or commissions will be payable by the Company with respect to the transactions contemplated by this Agreement and the other Transaction Documents.

(r)           Intellectual Property. Each of the Company, the non-PRC Subsidiaries and the PRC Subsidiary, owns or has the lawful right to use all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, if any, and all rights with respect to the foregoing, if any, which are necessary for the conduct of their respective business as now conducted without any conflict with the rights of others, except where the failure to so own or possess would not have a Material Adverse Effect.

(s)           Books and Records Internal Accounting Controls. Except as may have otherwise been disclosed in the Commission Documents, the books and records of the Company, the non-PRC Subsidiaries and the PRC Subsidiary accurately reflect in all material respects the information relating to the business of the Company, the non-PRC Subsidiaries and the PRC Subsidiary, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company, the non-PRC Subsidiaries or the PRC Subsidiary.  Except as disclosed on Schedule 2.1(s), the Company, the non-PRC Subsidiaries and the PRC Subsidiary maintain a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

(t)           Material Agreements. Any and all written or oral contracts, instruments, agreements, commitments, obligations, plans or arrangements, the Company, the non-PRC Subsidiaries and the PRC Subsidiary is a party to, that a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 (collectively, the “Material Agreements”) if the Company or any Subsidiary were registering securities under the Securities Act has previously been publicly filed with the Commission in the Commission Documents.  Each of the Company, the non-PRC Subsidiaries and the PRC Subsidiary has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and are not in default under any Material Agreement now in effect the result of which would cause a Material Adverse Effect.

(u)           Transactions with Affiliates. Except as set forth in the Financial Statements or in the Commission Documents or on Schedule 2.1(u), there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any of its non-PRC Subsidiaries, or the PRC Subsidiary on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, any of its non-PRC Subsidiaries or the PRC Subsidiary, or any person owning any capital stock of the Company, any of its non-PRC Subsidiaries, or the PRC Subsidiary, or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

(v)           Securities Act of 1933. Assuming the accuracy of the representations of the Purchasers set forth in Section 2.2 (d)-(i) hereof, the Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Units hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has sold or will sell, offer to sell or solicit offers to buy any of the Units, the Preferred Shares, the Warrants or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Units, the Preferred Shares and the Warrants in violation of the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Units, the Preferred Shares and the Warrants.

(w)           Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Series B Certificate of Designation with the Secretary of State for the State of Nevada, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Units, the Preferred Shares and the Warrants, or for the performance by the Company of its obligations under this Agreement and the Transaction Documents.

(x)           Employees. Except as disclosed on Schedule 2.1(x), neither the Company nor any non-PRC Subsidiary or the PRC Subsidiary has any collective bargaining arrangements covering any of its employees.  Schedule 2.1(x) sets forth a list of the employment contracts, agreements regarding proprietary information, non-competition agreements, non-solicitation agreements, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company. Since June 30, 2010, no officer, consultant or key employee of the Company or any non-PRC Subsidiary or the PRC Subsidiary whose termination, either individually or in the aggregate, would have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company, any non-PRC Subsidiary, or the PRC Subsidiary.

(y)           Absence of Certain Developments. Except as disclosed on Schedule 2.1(y), since June 30, 2010, other than in the ordinary course of business, neither the Company, the non-PRC Subsidiaries, nor the PRC Subsidiary have:

(i)           issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

(ii)           borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company, the non-PRC Subsidiaries and the PRC Subsidiary;

(iii)           discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

(iv)           declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(v)           sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

(vi)           sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

(vii)           suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(viii)           made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(ix)           made capital expenditures or commitments therefor that aggregate in excess of $50,000;

(x)           entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

(xi)           made charitable contributions or pledges in excess of $10,000;

(xii)           suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(xiii)           experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(xiv)           effected any two or more events of the foregoing kind which in the aggregate would be material to the Company, its non-PRC Subsidiaries or the PRC Subsidiary; or

(xv)           entered into an agreement, written or otherwise, to take any of the foregoing actions.

(z)           Public Utility Holding Company Act; Investment Company Act and U.S. Real Property Holding Corporation Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended.

(aa)           ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan (as defined below) by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the other Transaction Documents and the issuance and sale of the Units, the Preferred Shares and the Warrants will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided, that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 2.1(aa), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company, any non-PRC Subsidiary or the PRC Subsidiary by any trade or business, whether or not incorporated, which, together with the Company, any non-PRC Subsidiary or the PRC Subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(bb)           Integrated Offerings. Except as previously disclosed to the Purchasers and listed on Schedule 2.1(bb), neither the Company, nor any of officers, directors or shareholders owning more than 10% of the outstanding Common Stock (an “Affiliate”), nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Units pursuant to this Agreement and the Transaction Documents to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Units pursuant to Rule 506 under the Securities Act, nor will the Company or any of its affiliates take any action or steps that would cause the offering of the Units to be integrated with other offerings. Since May 18, 2010, other than as contemplated under this Agreement and the Transaction Documents, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(cc)           Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective and for which compliance by the Company is required as of the date hereof.

(dd)           Solvency. Based on the financial condition of the Company as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amount are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(ee)           Certain Registration Matters. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 2.2, no registration under the Securities Act is required for the offer and sale of the Units by the Company under this Agreement and the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Purchasers under Form S-1 promulgated under the Securities Act. Except as specified in Section 2.1 (ee), the Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(ff)           Listing and Maintenance Requirements. Except as specified in the Commission reports, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing maintenance requirement thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Units under this Agreement and the Transaction Documents do not contravene the rules and regulations of the Trading Market which the Common Stock is currently listed or quoted, and, except as otherwise set forth in the Transaction Documents, no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Purchasers the Units contemplated by this Agreement and the Transaction Documents. “Trading Market” means whichever of the New York Stock Exchange, NYSE Amex, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

(gg)           Press Releases.  The press releases disseminated by the Company during the twelve months preceding the consummation of the share exchange by and among        Keyuan International Group Limited, Delight Reward Limited and Denise D. Smith, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(hh)           Insurance. The Company, any non-PRC Subsidiary and the PRC Subsidiary are insured against such losses and risks and in such amounts as are prudent and customary for businesses in which the Company, any non-PRC Subsidiary and the PRC Subsidiary are engaged.

(ii)           Consultation with Auditors.  The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by this Agreement and the Transaction Documents, and in connection therewith has furnished such auditors complete copies of this Agreement and the Transaction Documents.

(jj)           Disclosure. All disclosure provided to the Purchasers regarding the Company, any non-PRC Subsidiary and the PRC Subsidiary or their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement and the disclosure set forth in any diligence report or business plan provided by the Company or any person acting on the Company’s behalf) are true and correct in all material aspects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(kk)           Additional PRC Subsidiary’s Representations and Warranties.

(i)           All material consents, approvals, permits, authorizations or licenses requisite under applicable laws of the PRC for the due and proper establishment and operation of the PRC Subsidiary have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.  Neither the Company nor the PRC Subsidiary is aware of any threat or challenge to revoke any of the foregoing mentioned documents by the PRC government or its agencies.

(ii)           All filings and registrations with the PRC governmental authorities required in respect of the PRC Subsidiary and its capital structure and operations including, without limitation, to the extent applicable, tax bureau and environmental, land and customs authorities, have been duly completed in accordance with the relevant PRC rules and regulations, except where the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(iii)           Neither the PRC Subsidiary nor any Affiliate is in receipt of any letter or notice from any relevant PRC governmental or quasi-governmental authority notifying it of the revocation, or otherwise questioning the validity, of any licenses or qualifications issued to it or any subsidy granted to it by any PRC governmental authority, or the need for compliance or remedial actions in respect of the activities carried out by the Company, any of the non-PRC Subsidiaries, or the PRC Subsidiary.

(iv)           The PRC Subsidiary has complied with all relevant PRC law regarding the contribution and payment of its registered capital, the payment schedule of which has been approved by the relevant PRC government authority. There are no outstanding commitments made by the Company or any non-PRC Subsidiaries to sell any equity interest in the PRC Subsidiary.

(v)           The PRC Subsidiary has conducted its business activities within its permitted scope of business or has otherwise operated its businesses in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of the PRC Subsidiary’ business which is subject to periodic renewal, neither the Company, the non-PRC Subsidiaries, nor the PRC Subsidiary has any knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC governmental authorities.

(vi)           The PRC Subsidiary has complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare fund contributions, social benefits, medical benefits, insurance, retirement benefits, pensions or the like.

(ll)           No Additional Agreements.  Neither the Company nor any Affiliate has any agreement or understanding with any Purchaser with respect to the transactions contemplated by this Agreement and the Transaction Documents other than as specified in this Agreement and the Transaction Documents.

(mm)           Foreign Corrupt Practices Act.  Neither the Company, the non-PRC Subsidiaries, or the PRC Subsidiary, nor to the knowledge of the Company, the non-PRC Subsidiaries, or the PRC Subsidiary, any agent or other person acting on behalf of the Company, the non-PRC Subsidiaries or the PRC Subsidiary, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Units, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company, the non-PRC Subsidiaries or the PRC Subsidiary (or made by any Person acting on their behalf of which the Company, the non-PRC Subsidiaries or the PRC Subsidiary is aware) or any members of their respective management which is in violation of any applicable law, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was or is applicable to the Company, any of its non-PRC Subsidiaries and the PRC Subsidiary.

(nn)           PFIC.  None of the Company or any of its non-PRC Subsidiaries or the PRC Subsidiary is or intends to become a “passive foreign investment company” within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(oo)           OFAC. None of the Company or any of its non-PRC Subsidiaries or the PRC Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of any of the Company or any of its non-PRC Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Units, or lend, contribute or otherwise make available such proceeds to any of the non-PRC Subsidiaries and the PRC Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(pp)           Money Laundering Laws. The operations of each of the Company, the non-PRC Subsidiaries and the PRC Subsidiary have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving any of the Company, the non-PRC Subsidiaries or the PRC Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(qq)           Environmental Matters.

(i)           Each of the Company, the non-PRC Subsidiaries and the PRC Subsidiary has complied and is in compliance in all material respects with all applicable Environmental Laws (as defined herein) pertaining to any of the properties and assets of the Company, the non-PRC Subsidiaries and the PRC Subsidiary (including all real property owned by the Company, the non-PRC Subsidiaries and the PRC Subsidiary, together with all structures, facilities, improvements, fixtures, systems, equipment and items of property presently or hereafter located thereon or attached or appurtenant thereto or owned by the Company, the non-PRC Subsidiaries or the PRC Subsidiary and located on real property leased by the Company, the non-PRC Subsidiaries or the PRC Subsidiary, and all easements, licenses, rights and appurtenances relating to the foregoing (collectively, the “Company Real Property”) and the use and ownership thereof, and to the operation of their respective businesses. No material violation the Company, the non-PRC Subsidiaries or the PRC Subsidiary is being alleged of any applicable Environmental Law relating to any of the properties and assets of the Company, the non-PRC Subsidiaries or the PRC Subsidiary (including the Company Real Property) or the use or ownership thereof, or to the operation of their respective businesses.

(ii)           None of the Company, the non-PRC Subsidiaries or the PRC Subsidiary or any other Person (including any tenant or subtenant) has caused or taken any action that will result in, nor is the Company, the non-PRC Subsidiaries or the PRC Subsidiary thereof subject to, any material liability or obligation on the part of the Company, the non-PRC Subsidiaries or the PRC Subsidiary thereof or any Affiliate, relating to (x) the environmental conditions on, under, or about the Company Real Property or other properties or assets owned, leased, operated or used by the Company, the non-PRC Subsidiaries or the PRC Subsidiary or any predecessor thereto at the present time or in the past, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal or Release (as defined herein) of any Hazardous (as defined herein) materials.

(iii)           The Company has disclosed and made available to the Purchasers all information, including, without limitation, all studies, analyses and test results, in the possession, custody or control of or otherwise known the Company, the non-PRC Subsidiaries or the PRC Subsidiary relating to (x) the environmental conditions on, under or about the Company Real Property or other properties or assets owned, leased, operated or used by the Company, the non-PRC Subsidiaries or the PRC Subsidiary any predecessor in interest thereto at the present time or in the past, and (y) any Hazardous materials used, managed, handled, transported, treated, generated, stored or Released by the Company, the non-PRC Subsidiaries or the PRC Subsidiary, or any other Person on, under, about or from any of the Company Real Property, or otherwise in connection with the use or operation of any of the properties and assets of the Company, the non-PRC Subsidiaries or the PRC Subsidiary, or their respective businesses.

(iv)           For purposes of this Agreement, the following terms shall have the meanings ascribed to them below:

“Environmental Laws” means all laws relating to the protection of the environment, to human health and safety, or to any Environmental activity, including, without limitation, (a) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, or any equivalent law under the PRC, including, without limitation, the laws and regulations promulgated by the State Environmental Protection Administration, (b) all other requirements pertaining to reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases or threatened releases of Hazardous materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous materials and (c) all other requirements pertaining to the protection of the health and safety of employees or the public.

“Hazardous Materials” means any substance that: (a) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, radon as or related materials (b) requires investigation, removal or remediation under any Environmental Law, or is defined, listed or identified as a “hazardous waste” or “hazardous  substance” thereunder, or (c) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any governmental authority or Environmental Law.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeing, dispersal, leeching, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.

Section 2.2            Representations and Warranties of the Purchasers.  Each Purchaser hereby makes the following representations and warranties to the Company as of the date hereof, with respect solely to itself and not with respect to any other Purchaser:

(a)           Organization and Good Standing of the Purchasers. If the Purchaser is an entity, such Purchaser is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b)           Authorization and Power. Each Purchaser has the requisite power and authority to enter into and perform this Agreement and each of the other Transaction Documents to which such Purchaser is a party and to purchase the Units, consisting of the Preferred Shares and Warrants, being sold to it hereunder. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate, partnership or limited liability company action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, or managers, as the case may be, is required. This Agreement and each of the other Transaction Documents to which such Purchaser is a party has been duly authorized, executed and delivered by such Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with the terms hereof.

(c)           No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which such Purchaser is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which such Purchaser is a party or to purchase the Units in accordance with the terms hereof, provided, that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Status of Purchasers. Each Purchaser is an “accredited investor” (“Accredited Investor”) as defined in Regulation D, or a “non-US person” as defined in Regulation S. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and such Purchaser is not a broker-dealer, nor an affiliate of a broker-dealer.

(e)           Acquisition for Investment. Each Purchaser is acquiring the Units, and the underlying Preferred Shares and the Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with a distribution. The Purchaser does not have a present intention to sell the Units, Preferred Shares or the Warrants, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of the Units, Preferred Shares or the Warrants to or through any person or entity; provided, however, that by making the representations herein and subject to Section 2.2(h) below, such Purchaser does not agree to hold the Units, Preferred Shares or the Warrants for any minimum or other specific term and reserves the right to dispose of the Units, Preferred Shares or the Warrants at any time in accordance with federal and state securities laws applicable to such disposition. Each Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Units, Preferred Shares and the Warrants and that it has been given full access to such records of the Company, the non-PRC Subsidiaries and the PRC Subsidiary and to the officers of the Company, the non-PRC Subsidiaries and the PRC Subsidiary and received such information as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. Each Purchaser further acknowledges that such Purchaser understands the risks of investing in companies domiciled and/or which operate primarily in the PRC and that the purchase of the Units, Preferred Shares and Warrants involves substantial risks.

(f)           Additional Representations and Warranties of Accredited Investors.  Each Purchaser indicating that such Purchaser is an Accredited Investor, severally and not jointly, further makes the representations and warranties to the Company set forth on Exhibit B-1.

(g)           Additional Representations and Warranties of Non-U.S. Persons.  Each Purchaser indicating that it is not a U.S. person, severally and not jointly, further makes the representations and warranties to the Company set forth on Exhibit B-2.

(h)           Opportunities for Additional Information. Each Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

(i)           No General Solicitation. Each Purchaser acknowledges that the Units were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(j)           Rule 144. Such Purchaser understands that the Units must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that such Purchaser is familiar with Rule 144, of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that such person has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Units without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(k)           General. Such Purchaser understands that the Units are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Units.

(l)           Independent Investment. Except as may be disclosed in any filings with the Commission by the Purchasers under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Units purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Units.

(m)           Brokers. Other than the Placement Agent and selected dealers of the Placement Agent, no Purchaser has any knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement and the Transaction Documents.

(n)           Confidential Information.  Each Purchaser agrees that such Purchaser and its employees, agents and representatives will keep confidential and will not disclose, divulge or use (other than for purposes of monitoring its investment in the Company) any confidential information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement, unless such information is (i) known to the public through no fault of such Purchaser or his or its employees or representatives; (ii) becomes part of the public domain other than by a breach of this Agreement; (iii) becomes known by the action of a third party not in breach of a duty of confidence; or (iv) is required to be disclosed to a third party pursuant to any applicable law, government resolution, or decision of any court or tribunal of competent jurisdiction; provided, however, that a Purchaser may disclose such information (i) to its attorneys, accountants and other professionals in connection with their representation of such Purchaser in connection with such Purchaser’s investment in the Company, (ii) to any prospective permitted transferee of the Units, or (iii) to any general partner or affiliate of such Purchaser, so long as the prospective transferee agrees to be bound by the provisions of this Section 2.2(n).

(o)           RMB Investment.  One or more Purchasers, at its or their option, may purchase the Units in RMB Yuan and such purchase shall be converted into USD based on the conversion rate provided by the People’s Bank of China on the relevant date of calculation..

(p)           Prohibition on Conversion Until Stockholder Approval. The Purchasers understand that the issuance of the Units and the entry into this Agreement and the Transaction Documents potentially result in the issuance of more than 20% of the Common Stock at a price less than the market value of the Common Stock and, therefore, triggers our obligation to obtain stockholder approval pursuant to the rules or regulations of the Trading Market on which it is listed.  Accordingly, such Purchasers agree that they will not convert the Preferred Shares into shares of Common Stock or exercise the Series C Warrants or Series D Warrants, until the Company obtains stockholder approval for the issuance of shares of Common Stock underlying the Units in compliance with the rules or regulations of the Trading Market on which it is listed and provides notice to its shareholders pursuant to applicable securities laws.

ARTICLE 3

COVENANTS

The Company covenants with each of the Purchasers as follows, which covenants are for the benefit of the Purchasers and their permitted assignees (as defined herein).

Section 3.1                      Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by this Agreement and the Transaction Documents, including filing a Form D with respect to the Units, as required under Regulation D and applicable “blue sky” laws, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Units to the Purchasers or subsequent holders.

Section 3.2                      Registration and Listing.  The Company shall (a) comply in all respects with its reporting and filing obligations under the Exchange Act, (b) comply with all requirements related to any registration statement filed pursuant to the Registration Rights Agreement, and (c) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act except as permitted under the Transaction Documents. Subject to the terms of the Transaction Documents, the Company further covenants that it will take such further action as the Purchasers may reasonably request, all to the extent required from time to time to enable the Purchasers to sell the Units without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, as amended.

Section 3.3                      Compliance with Laws.  The Company shall comply, and cause each non-PRC Subsidiary and the PRC Subsidiary to comply in all respects, with all applicable laws, rules, regulations and orders, except for such non-compliance which singularly or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 3.4                      Keeping of Records and Books of Account.  The Company shall keep and cause each non-PRC Subsidiary and the PRC Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company, the non-PRC Subsidiaries and the PRC Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

Section 3.5                      Reporting Requirements.  If the Commission ceases making periodic reports filed under the Exchange Act available via the IDEA system, then at a Purchaser’s request the Company shall furnish the following to such Purchaser so long as such Purchaser shall beneficially own any Shares:

(a)           Current Reports filed with the Commission on Form 8-K as soon as practicable after the document is filed with the Commission, and in any event within five (5) business days after the document is filed with the Commission;

(b)           Quarterly Reports filed with the Commission on Form 10-Q as soon as practicable after the document is filed with the Commission, and in any event within five (5) business days after the document is filed with the Commission;

(c)           Annual Reports filed with the Commission on Form 10-K as soon as practicable after the document is filed with the Commission, and in any event within five (5) business days after the document is filed with the Commission; and

(d)           Copies of all notices and information, including without limitation any other filings pursuant to the Exchange Act and the Securities Act, and notices and proxy statements in connection with any meetings, which are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

Section 3.6                      Amendments.  The Company shall not amend or waive any provision of the Articles or Bylaws of the Company in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the Preferred Shares; provided, however, that while the Preferred Shares are outstanding, any creation and issuance of another series of Junior Stock (as defined in the Series B Certificate of Designation) shall not be deemed to materially and adversely affect such rights, preferences or privileges.

Section 3.7                      Other Agreements.  The Company shall not and shall cause its non-PRC Subsidiaries and the PRC Subsidiary not to, enter into any agreement the terms of which would restrict or impair the ability of the Company to perform its obligations under this Agreement and the Transaction Document.

Section 3.8                      Distributions.  So long as any Preferred Shares remain outstanding, the Company agrees that it shall not declare or pay any dividends or make any distributions to any holder(s) of Common Stock or Junior Stock unless such dividends or distributions are also simultaneously paid or made to the holders of the Preferred Shares on an as-converted basis.

Section 3.9                      Reservation of Shares.  So long as any of the Preferred Shares or Warrants remain outstanding, the Company shall take all actions necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred ten percent (110%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

Section 3.10                   Transfer Agent.  The Company has engaged the transfer agent and registrar listed on Schedule 3.10 hereto (the “Transfer Agent”) with respect to its Common Stock, who is DTC and DWAC eligible and who will recognize, execute and honor the Irrevocable Transfer Agent Instructions (as defined below).  As a condition to Closing, the Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Purchaser or its respective nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by each Purchaser to the Company upon conversion of the Preferred Shares or exercise of the Warrants in the form of Exhibit I attached hereto (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Conversion Shares and the Warrant Shares under the Securities Act, all such certificates shall bear the restrictive legend specified in Section 5.1 of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.10 will be given by the Company to its transfer agent with respect to the Conversion Shares and the Warrant Shares and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Transaction Documents, in compliance with applicable law and the Registration Rights Agreement. If a Purchaser provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Shares may be made without registration under the Securities Act or the Purchaser provides the Company with reasonable assurances that the Shares can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Purchaser and without any restrictive legend. The Company acknowledges that a breach by it of its obligations under this Section 3.10 will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 3.10 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 3.10, that the Purchasers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 3.11                      Disposition of Assets.  So long as any Preferred Shares remain outstanding, neither the Company, nor any of its Subsidiaries, nor the PRC Subsidiary shall sell, transfer or otherwise dispose of any of its material properties, assets and rights including, without limitation, its software and intellectual property, to any person except for (i) sales to customers in the ordinary course of business (ii) sales or transfers between the Company, the non-PRC Subsidiaries and the PRC Subsidiary, or (iii) otherwise with the prior written consent of the holders of a majority of the Preferred Shares then outstanding.

Section 3.12                      Reporting Status.  So long as a Purchaser beneficially owns any of the Shares, the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

Section 3.13                      Disclosure of Transaction.  The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the Closing but in no event later than 9:00 A.M. Eastern Time on the fourth Business Day following the Closing. The Company shall also file with the Commission, the Form 8-K describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Series B Certificate of Designation, the form of Lock-Up Agreement, the Securities Escrow Agreement, the form of each series of Warrant and the Press Release) within four (4) Business Days following the Closing Date.  The Press Release and Form 8-K shall be subject to prior review and comment by counsel for the Purchasers. “Business Day” means any day during which the NASDAQ (or other principal exchange) shall be open for trading.

Section 3.14                      Disclosure of Material Information.  Each of the Company, the non-PRC Subsidiaries and the PRC Subsidiary covenants and agrees that neither it nor any other person acting on its behalf has provided or, from and after the filing of the Press Release, will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information (other than with respect to the transactions contemplated by this Agreement and the Transaction Documents), unless prior thereto such Purchaser shall have executed a specific written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenants in effecting transactions in securities of the Company.  At the time of the filing of the Press Release, no Purchaser shall be in possession of any material, nonpublic information received from the Company, any of its non-PRC Subsidiaries, the PRC Subsidiary or any of its respective officers, directors, employees or agents, that is not disclosed in the Press Release.  The Company shall not disclose the identity of any Purchaser in any filing with the Commission except as required by the rules and regulations of the Commission thereunder.  In the event of a breach of the foregoing covenant by the Company, any of its non-PRC Subsidiaries, the PRC Subsidiary or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Purchaser may notify the Company, and the Company shall make public disclosure of such material nonpublic information within two (2) trading days of such notification.

Section 3.15                      Pledge of Securities.  The Company acknowledges and agrees that the Shares may be pledged by a Purchaser in connection with a bonafide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Purchaser effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document; provided, that a Purchaser and its pledgee shall be required to comply with the provisions of Article 5 hereof in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At a Purchaser’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by a Purchaser, in accordance with applicable laws relating to the transfer of the securities.

Section 3.16                      Lock-Up Agreements.  The persons listed on Schedule 3.16 attached hereto shall be subject to the terms and provisions of the Lock-Up Agreement (the “Lock-Up Agreement”), which shall provide the manner in which certain stockholders of the Company may sell, transfer or dispose of their shares of Common Stock.

Section 3.17                      Sarbanes-Oxley Act.  The Company shall be in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder, as required under such Act.

Section 3.18                      No Integrated Offerings.  The Company shall not make any offers or sales of any security (other than the securities being offered or sold hereunder) under circumstances that would require registration of the securities being offered or sold hereunder under the Securities Act.

Section 3.19                      No Commissions in Connection with Conversion of Preferred Shares.  In connection with the conversion of the Preferred Shares into the Conversion Shares, neither the Company nor any person acting on its behalf will take any action that would result in the Conversion Shares being exchanged by the Company other than with the then existing holders of the Preferred Shares exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange in compliance with Section 3(a)(9) of the Securities Act.

Section 3.20                      No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

Section 3.21                      Board Seat.  For so long as the Purchasers own more than fifty percent (50%) of the Preferred Shares purchased herein, the Purchasers shall be entitled to elect one (1) member of the Board of Directors to the Company and the PRC Subsidiary.

Section 3.22                      Shareholder Approval. As soon as possible following the date of this Agreement, the Company shall obtain shareholder approval for the issuance of the Shares contemplated in this Agreement pursuant to the rules or regulations of the Trading Market on which it is listed (the “Shareholder Approval”) and prepare and file with the Commission a Schedule 14C - Information Statement as required by the applicable securities laws.  The Company shall cause the Schedule 14C - Information Statement to be mailed to its shareholders as promptly as practicable thereafter.

Section 3.23                      Additional Shares Listing Application.  The Company shall, if applicable: (i) prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to one hundred percent (100%) of the number of shares of Common Stock as shall be sufficient to effect the conversion of all of the Series B Convertible Preferred Stock and exercise of the Warrants on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date on such Trading Market or another Trading Market.

Section 3.24                      Best Efforts.  The Company shall exert its best efforts to satisfy the closing conditions set forth in Section 4.1 hereof or cause such closing conditions to be satisfied at or before the Closing.

ARTICLE 4

CONDITIONS

Section 4.1                      Conditions Precedent to the Obligation of the Company to Sell the Units.  The obligation hereunder of the Company to issue and sell the Units, and the underlying Preferred Shares and the Warrants to the Purchasers is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

     (a)               Accuracy of Each Purchaser’s Representations and Warranties. The representations and warranties of each Purchaser in this Agreement and each of the other Transaction Documents to which such Purchaser is a party shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)           Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the Closing.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Delivery of Purchase Price. The Purchase Price for each of the Units sold shall have been delivered to the escrow agent pursuant to the Escrow Deposit Agreement.

(e)           Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are parties shall have been duly executed and delivered by the Purchasers to the Company.

Section 4.2                      Conditions Precedent to the Obligation of the Purchasers to Purchase the Units.  The obligation hereunder of each Purchaser to acquire and pay for the Units is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion.

(a)           Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents that are qualified by materiality or by reference to any Material Adverse Effect shall be true and correct in all respects, and all other representations and warranties shall be true and correct in all material respects, as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all respects as of such date.

(b)           Performance by the Company. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

(c)           No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement and the Transaction Documents.

(d)           No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any Subsidiary, or any of the officers, directors or affiliates of the Company or any of non-PRC Subsidiaries and the PRC Subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement and the Transaction Documents, or seeking damages in connection with such transactions.

(e)           Series B Certificate of Designation of Rights and Preferences. Prior to the Closing, the Articles of Amendment to the Articles, including the Series B Certificate of Designation shall have been filed with the Secretary of State of Nevada.

(f)           Opinions of Counsel, Etc. At the Closing, the Purchasers shall have received an opinion of (i) Anslow & Jaclin, LLP, securities counsel to the Company, dated the date of the Closing, in substantially the form of Exhibit J; and (ii) Han Kun Law Offices, PRC counsel to the PRC Subsidiary, dated the date of the Closing with respect to such matters as the Purchasers may reasonably request, in substantially the form of Exhibit L.

(g)           Registration Rights Agreement. On the Closing Date, the Company shall have executed and delivered the Registration Rights Agreement to the Purchasers.

(h)           Voting Agreement. On the Closing Date, the Company shall have executed and delivered the Voting Agreement to the Purchasers.

(i)           Certificates. The Company shall have executed and delivered to the Purchasers the certificates (in such denominations as such Purchaser shall request) for the Units being acquired by such Purchaser at the Closing (in such denominations as such Purchaser shall request) to such address set forth next to each Purchasers name on Exhibit A with respect to the Closing.

(j)           Resolutions. The Board of Directors of the Company shall have adopted resolutions consistent with Section 2.1(b) hereof in a form reasonably acceptable to such Purchaser (the “Resolutions”).

(k)           Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, a number of shares of Common Stock equal to one hundred ten percent (110%) of the aggregate number of Conversion Shares issuable upon conversion of the Preferred Shares issued or to be issued pursuant to this Agreement and the number of Warrant Shares issuable upon exercise of the number of Warrants issued or to be issued pursuant to this Agreement.

(l)           Lock-Up Agreements. As of the Closing Date, the persons listed on Schedule 3.16 shall have delivered to the Purchasers fully executed Lock-Up Agreements.

(m)           Secretary’s Certificate. The Company shall have delivered to such Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the resolutions adopted by the Board of Directors of the Company consistent with Section 2.1(b), (ii) the Articles, (iii) the Bylaws, (iv) the Series B Certificate of Designation, each as in effect at the Closing, and (v) the authority and incumbency of the officers of the Company executing this Agreement and the Transaction Documents and any other documents required to be executed or delivered in connection herewith and therewith.

(n)           Officer’s Certificate. The Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in this Section 4.2 as of the Closing Date.

(o)           Escrow Deposit Agreement. On the Closing Date, the Company and the escrow agent shall have executed and delivered the Escrow Deposit Agreement to each Purchaser.

(p)           Securities Escrow Agreement. On the Closing Date, the Securities Escrow Agreement shall have been executed by the parties thereto and the Escrow Shares (as defined in the Securities Escrow Agreement) shall have been deposited into the escrow account pursuant to the terms of the Securities Escrow Agreement.

(q)           Shareholder Approval. If the Common Stock is listed on a Trading Market and the issuance of the Units as contemplated hereunder would exceed that number of shares of Common Stock which the Company may issue without breaching the Company’s obligations under the rules and regulations of such Trading Market on which it is listed, on the Closing Date, the Company shall have obtained approval of Delight Reward Limited, holder of all of the issued and outstanding Series M Preferred Stock, approving the terms of this Agreement and the Transaction Documents and approving the issuance of the Units as required by the rules and regulations of the Trading Market on which it is listed.

(r)           Material Adverse Effect. No Material Adverse Effect shall have occurred at or before the Closing Date.

(s)           Stop Orders.  No stop order or suspension of trading shall have been imposed by the Commission or any other governmental or regulatory body having jurisdiction over the Company or the Trading Market(s) where the Common Stock is listed or quoted, with respect to public trading in the Common Stock; and

(t)           Termination.  This Agreement shall not have been terminated as to such Purchaser in accordance with Section 7.16

ARTICLE 5

STOCK CERTIFICATE LEGEND

Section 5.1                      Legend.  Each certificate representing the Preferred Shares, the Warrants and Warrant Shares and if appropriate, securities issued upon conversion or exercise thereof, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THESE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

Each certificate representing the Preferred Shares, the Warrants and Warrant Shares and if appropriate, securities issued upon conversion or exercise thereof, if such securities are being offered to Purchasers in reliance upon Regulation S, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

The Company agrees to reissue certificates representing any of the Conversion Shares or the Warrant Shares, without the legend set forth above if at such time, prior to making any transfer of any such securities, such holder thereof shall give written notice to the Company describing the manner and terms of such sale and removal as the Company may reasonably request.  Such proposed transfer and removal will not be effected until: (a) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that the registration of the Conversion Shares or the Warrant Shares under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Commission and has become effective under the Securities Act, (iii) the Company has received other evidence reasonably satisfactory to the Company that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the holder provides the Company with reasonable assurances that such security can be sold pursuant to Rule 144(i) under the Securities Act; and (b) either (i) the Company has received an opinion of counsel reasonably satisfactory to the Company, to the effect that registration or qualification under the securities or “blue sky” laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or “blue sky” laws has been effected or a valid exemption exists with respect thereto. The Company will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section 5.1, the Company will use reasonable efforts to comply with any such applicable state securities or “blue sky” laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or “blue sky” laws of any state for which registration by coordination is unavailable to the Company. The restrictions on transfer contained in this Section 5.1 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement. Whenever a certificate representing the Conversion Shares or the Warrant Shares is required to be issued to a Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or the Warrant Shares (provided that a registration statement under the Securities Act providing for the resale of the Warrant Shares and Conversion Shares is then in effect), the Company may cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to a Purchaser by crediting the account of such Purchaser or such Purchaser’s prime broker with the DTC through its DWAC system (to the extent not inconsistent with any provisions of this Agreement).

ARTICLE 6

INDEMNIFICATION

Section 6.1                      General Indemnity.  The Company agrees to indemnify and hold harmless the Purchasers (and their respective directors, officers, managers, partners, members, shareholders, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Purchasers as a result of any breach of the representations, warranties or covenants made by the Company herein. Each Purchaser severally but not jointly agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred by the Company as a result of any breach of the representations, warranties or covenants made by such Purchaser herein. The maximum aggregate liability of each Purchaser pursuant to its indemnification obligations under this Article 6 shall not exceed the portion of the Purchase Price paid by such Purchaser hereunder. In no event shall any “Indemnified Party” (as defined below) be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement.

Section 6.2                      Indemnification Procedure. Any party entitled to indemnification under this Article 6 (an “Indemnified Party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 6 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall be liable for any settlement if the indemnifying party is advised of the settlement but fails to respond to the settlement within thirty (30) days of receipt of such notification. Notwithstanding anything in this Article 6 to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

ARTICLE 7

MISCELLANEOUS

Section 7.1                      Fees and Expenses.  Except as otherwise set forth in this Agreement and the other Transaction Documents, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay all actual and reasonable due diligence expenses (including disbursements and out-of-pocket expenses) up to a maximum of $50,000 incurred by Prax Capital Fund II, LP in conducting due diligence in connection with this Financing Transaction.  The Company shall also pay all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses but only if the Purchasers are successful in any litigation or arbitration relating to such enforcement.  Any such fees and expenses that remain outstanding shall be paid out of the escrow account pursuant to the Escrow Deposit Agreement, prior to the release of the Purchase Price to the Company.

Section 7.2                      Specific Enforcement, Consent to Jurisdiction.

(a)           The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  The Company hereby appoints Anslow & Jaclin, LLP as its agent for service of process in New York.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 7.3                      Entire Agreement; Amendment.  This Agreement and the other Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the Transaction Documents, neither the Company nor any of the Purchasers makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement nor any of the Transaction Documents may be waived or amended other than by a written instrument signed by the Company and the holders of at least fifty percent (50%) of the Preferred Shares then outstanding (the “Majority Holders”), and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Preferred Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Preferred Shares, as the case may be.

Section 7.4                      Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement and the Transaction Documents or in connection with the transactions contemplated hereby and thereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iii) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Company:

Keyuan Petrochemicals, Inc.
c/o Keyuan Plastics Co., Ltd.
Qingshi Industrial Park
Ninbo Economic & Technological Development Zone
Ningbo, Zhejiang Province, P.R. China 315803
Attention: Chief Executive Officer
Telephone No.: (86) 574-8623-2955
Facsimile No.: (86) 574-8623-2616

with copies (which shall not constitute notice) to:

Anslow & Jaclin, LLP
195 Route 9 South. Suite 204
Manalapan, New Jersey, 07726
Attention: Gregg E. Jaclin, Esq.
Tel. No.: (732) 409-1212
Fax No.: (732) 577-1188

If to any Purchaser:  At the address of such Purchaser set forth on Exhibit A to this Agreement, as the case may be, with copies to Purchaser’s counsel as set forth on Exhibit A or as specified in writing by such Purchaser.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5                      Waivers.  No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement and the other Transaction Documents shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof and thereof, nor shall any delay or omission of any party to exercise any right hereunder and thereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6                      Headings.  The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement and the other Transaction Documents. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

Section 7.7                      Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Purchasers, as applicable, provided, however, that, subject to federal and state securities laws and as otherwise provided in the Transaction Documents, a Purchaser may assign its rights and delegate its duties hereunder in whole or in part (i) to a third party acquiring all or substantially all of its Shares or Warrants in a private transaction or (ii) to an affiliate, in each case, without the prior written consent of the Company or the other Purchasers, after notice duly given by such Purchaser to the Company provided, that no such assignment or obligation shall affect the obligations of such Purchaser hereunder and that such assignee agrees in writing to be bound, with respect to the transferred securities, by the provisions hereof that apply to the Purchasers.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. If any Purchaser transfers the Preferred Shares purchased hereunder, any such penalty shares or liquidated damages, as the case may be, pursuant to this Agreement shall similarly transfer to such transferee with no further action required by the purchaser or the Company.

Section 7.8                      Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement and the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under this Agreement or a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 7.9                        Replacement of Securities

.  If any certificate or instrument evidencing any Unit is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Unit.  If a replacement certificate or instrument evidencing any Unit is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 7.10                      Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to this Agreement or any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 7.11                      Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of any Purchaser arising directly or indirectly, under this Agreement and the other Transaction Documents of any and every nature whatsoever shall be satisfied solely out of the assets of such Purchaser, and that no trustee, officer, other investment vehicle or any other Affiliate of such Purchaser or any Purchaser, shareholder or holder of shares of beneficial interest of such a Purchaser shall be personally liable for any liabilities of such Purchaser.

Section 7.12                      No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.13                      Governing Law.  This Agreement and the other Transaction Documents shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement and the other Transaction Documents shall not be interpreted or construed with any presumption against the party causing this Agreement and the other Transaction Documents to be drafted.

Section 7.14                      Survival.  The representations and warranties of the Company hereunder and under the other Transaction Documents shall survive the execution and delivery hereof and the Closing hereunder for a period of three (3) years following the Closing Date.

Section 7.15                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

Section 7.16                      Publicity.  Except with respect to the registration statement required to be filed pursuant to the terms of the Registration Rights Agreement, the Company agrees that it will not disclose, and will not include in any public announcement, the name of the Purchasers without the prior written consent of the Purchasers unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

Section 7.17                      Severability.  The provisions of this Agreement and the Transaction Documents are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement or the Transaction Documents shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or the Transaction Documents and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.18                      Further Assurances.  From and after the date of this Agreement, upon the request of any Purchaser or the Company, each of the Company and the Purchasers shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the other Transaction Documents.

Section 7.19                      Currency.  With the exception of Section 2.2(o) and unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars (“US Dollars”).  All amounts owed under this Agreement or any Transaction Document shall be paid in US Dollars.  All amounts denominated in other currencies shall be converted in the US Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation.  “Exchange Rate” means, in relation to any amount of currency to be converted into US Dollars pursuant to this Agreement, the US Dollar exchange rate as published by the People’s Bank of China on the relevant date of calculation.

Section 7.20                      Termination.  This Agreement may be terminated prior to the Closing:

(a)           by mutual written agreement of the Purchasers and the Company, a copy of which shall be provided to the escrow agent appointed under the Escrow Deposit Agreement; and

(b)           by the Company or a Purchaser (as to itself but no other Purchaser) upon written notice to the other, with a copy to the Escrow Agent, if the Closing shall not have taken place by 5:00 p.m. Eastern time on September 30, 2010, unless extended to a later date by the mutual consent of the Company and the Placement Agent; provided, that the right to terminate this Agreement under this Section 7.16(b) shall not be available to any person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

(c)           In the event of a termination pursuant to Section 7.16(a) or 7.16(b), each Purchaser shall have the right to a return of up to its entire Purchase Price deposited with the Escrow Agent pursuant to this Agreement and the Escrow Deposit Agreement, without interest or deduction.  The Company covenants and agrees to cooperate with such Purchaser in obtaining the return of its Purchase Price, and shall not communicate any instructions to the contrary to the Escrow Agent.

(d)           In the event of a termination pursuant to this Section 7.16, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section 7.16, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

Keyuan Petrochemicals, Inc.

By:	/s/ Chunfeng Tao
Name: Chunfeng Tao
Title: Chief Executive Officer

COUNTERPART SIGNATURE PAGE

By its execution and delivery of this signature page, the undersigned Purchaser hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement, dated as of September 28, 2010 by and among Keyuan Petrochemicals, Inc. and the Purchasers (as defined therein), as to the number of Units set forth below, and authorizes this signature page to be attached to the Securities Purchase Agreement or counterparts thereof and for its name, address and number of Units purchased to be added to Exhibit A of the Securities Purchase Agreement.

DRAGON STATE INTERNATIONAL LIMITED

By:	/s/ Lei Xu
Name: Lei Xu
Title:
________________________________________
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:                               _____________________________

Address:                       _____________________________

                                       _____________________________

                                       _____________________________

Phone No.                     _____________________________

Facsimile No.                _____________________________

Email:                             _____________________________

COUNTERPART SIGNATURE PAGE

By its execution and delivery of this signature page, the undersigned Purchaser hereby joins in and agrees to be bound by the terms and conditions of the Securities Purchase Agreement, dated as of September 28, 2010 by and among Keyuan Petrochemicals, Inc. and the Purchasers (as defined therein), as to the number of Units set forth below, and authorizes this signature page to be attached to the Securities Purchase Agreement or counterparts thereof and for its name, address and number of Units purchased to be added to Exhibit A of the Securities Purchase Agreement.

EXCALIBUR SPECIAL OPPORTUNITIES, LP

By:	/s/ Suresh Madan
Name: Suresh Madan
Title: Executive Vice President

_________________________________________
PRINT EXACT NAME IN WHICH YOU WANT
THE SECURITIES TO BE REGISTERED

Attn:                             _____________________________

Address:                      _____________________________

                                       _____________________________

                                       _____________________________

Phone No.                    _____________________________

Facsimile No.               _____________________________

Email:                            _____________________________